Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of Innovus Pharmaceuticals, Inc. of our report dated June 20, 2013 relating to the financial statements of Semprae Laboratories, Inc., which appear in the Current Report on Form 8-K/A of Innovus Pharmaceuticals, Inc. dated March 10, 2014.

/s/ Ernst & Young

Metropark, New Jersey

March 10, 2014